UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 29, 2012

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Terex Corporation (the “Company”) issued a press release on August 29, 2012 announcing that it will redeem all of the outstanding $300 million 10-7/8% Senior Notes due 2016 (the “Notes”), effective September 28, 2012 (the “Redemption Date”). The Company will pay holders of the Notes the redemption price which is comprised of the principal amount of $299,940,000.00, the Applicable Premium as of the Redemption Date, and accrued and unpaid interest to the Redemption Date of $10,601,004.38. The Applicable Premium for the Notes means the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any of (A) the present value at such Redemption Date of (i) 105.438% being the redemption price of such Note at June 1, 2013, plus (ii) all required interest payments due on such Note through June 1, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date, plus 50 basis points; over (B) the principal amount of such Note.

A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1    Press release of Terex Corporation issued on August 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2012

TEREX CORPORATION

By: /s/ Phillip C. Widman
Name: Phillip C. Widman Title: Senior Vice President and Chief Financial Office